DIRECT

CUSTODIAL SERVICES AGREEMENT

DMS INDIA MIDCAP INDEX FUND

TABLE OF CONTENTS

1.

DEFINITIONS

1

2.

REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

2

3.

ESTABLISHMENT OF ACCOUNTS

2

4.

INSTRUCTIONS

3

5.

PERFORMANCE BY THE CUSTODIAN

4

6.

CUSTODY ACCOUNT PROCEDURES

5

7.

CASH ACCOUNT PROCEDURES

5

8.

WITHDRAWAL AND DELIVERY

6

9.

RECORDS AND ACCESS

6

10.

USE OF AGENTS

7

11. CITIGROUP ORGANIZATION INVOLVEMENT

7

12.

SCOPE OF RESPONSIBILITY

7

13.

SUBROGATION

9

14.

INDEMNITY

9

15.

LIEN AND SET OFF

9

16.

FEES AND EXPENSES

10

17.

TAX STATUS/WITHHOLDING TAXES

10

18.

INFORMATION

10

19.

ADVERTISING.

11

20.

TERMINATION

11

21. GOVERNING LAW AND JURISDICTION

11

22.

MISCELLANEOUS

12

SIGNATURES

13

ATTACHMENTS:

EXHIBIT A

THIS DIRECT CUSTODIAL SERVICES AGREEMENT is made as of April 17, 2012, individually and severally, by and among DMS India MidCap Index Fund, located at 2619 Leiscz’s Bridge Road, Suite 200, Leesport, PA 19533 (the “Client“), each Custodian and CITIBANK, N.A. acting through its offices located in the City of New York or as otherwise specified in writing to the Client (the “Bank“).  The Client acknowledges that the Bank executes this Direct Custodial Services Agreement (i) on behalf of, with respect to signature only, each Custodian (ii) as principal only if and to the extent that the Bank acting through its offices in New York City or as otherwise specified in writing is selected and appointed as a Custodian and (iii) as principal solely with respect to the obligations of the Bank contained in Section 2(A) and Section 12(C) hereof.

The Client selects and appoints each Custodian by placing the Client’s signature and the date next to the name of the Custodian on the attached Exhibit A.  The Client shall select and appoint Custodians subsequent to the date hereof by signing and dating supplements and/or amendments to Exhibit A to be incorporated herein by reference.  This Direct Custodial Services Agreement between a Custodian and Client will be effective as of the date the Bank accepts Exhibit A on behalf of such Custodian.

This Direct Custodial Services Agreement creates a separate, distinct and individual direct contractual relationship between each Custodian and the Client.  Except as otherwise specifically provided in this Agreement, the term “Custodian” means the applicable Custodian performing a particular service or services hereunder.

1.

DEFINITIONS

"Agreement" means this separate, distinct and individual Direct Custodial Services Agreement, as amended from time to time by and among the Client, a Custodian and the Bank, the Country Schedule (as hereinafter defined) (if any) applicable to such Custodian and any other terms and conditions agreed upon by the Client, such Custodian and (as the case may be) the Bank in writing from time to time. "Country Schedule" means any schedule that amends, modifies or supplements the terms of this Agreement with respect to such Custodian. The terms of the relevant Country Schedule shall prevail in the event of any conflict between this Direct Custodial Services Agreement and the Country Schedule.

"Authorized Person" means any person (including any individual or entity) authorized by the Client to act on its behalf in the performance of any act, discretion or duty under this Agreement (including, for the avoidance of doubt, any officer or employee of such person) in written notice which is in a form acceptable to the Custodian.

"Citigroup Organization" means Citigroup, Inc. and any company or other entity of which Citigroup is directly or indirectly a shareholder or owner.  For purposes of this Agreement, each branch of the Bank shall be a separate member of the Citigroup Organization.

"Clearance System" means any clearing agency, settlement system or depository used in connection with transactions and any nominee of the foregoing.

"Instructions" means any and all instructions (including approvals, consents and notices) received by the Custodian from, or reasonably believed by the Custodian to be from, any Authorized Person, including any instructions communicated through any manual or electronic medium or system agreed between the Client and the Custodian.

"Property" means any Securities and cash from time to time held for the Client under the terms of this Agreement.

"Securities" means any financial asset including (i) an obligation of an issuer or any person or a share, participation or other interest in an issuer or a person or in property or an enterprise of an issuer or a person, which is, or is of a type, dealt in or traded on financial markets, or which is recognized in any area in which it is issued or dealt in as a medium for investment, and (ii) any other non-cash property the Custodian agrees to hold in custody subject to this Agreement.

“Taxes” means all taxes, levies, imposts, charges, assessments, deductions, withholdings and related liabilities, including additions to tax, penalties and interest imposed on or in respect of the Property, the transactions effected under this Agreement or the Client; provided that “taxes” does  not include income or franchise taxes imposed on or measured by the net income of the Custodian or its agents.

2.

REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

(A)

General.  The Client, each Custodian and the Bank each represents at the date this Agreement is entered into and any custodial service is used or provided that:

(i)

It is duly organized and in good standing in every jurisdiction where it is required so to be;

(ii)

It has the power and authority to sign and to perform its obligations under this Agreement;

(iii)

This Agreement is duly authorized and signed and is its legal, valid and binding obligation;

(iv)

Any consent, authorization or instruction required in connection with this Agreement has been provided by any relevant third party;

(v)

Any act required by any relevant governmental or other authority to be done in connection with this Agreement has been or will be done (and will be renewed if necessary); and

(vi)

Its performance of this Agreement will not violate or breach any applicable law, regulation, contract or other requirement.

(B)

Client.  The Client represents at the date this Agreement is entered into and any custodial service is used or provided that:

(i)

It has authority to deposit the Property received in the Custody Account and the Cash Account and there is no claim or encumbrance that adversely effects any delivery or payment of Property made in accordance with this Agreement; and

(ii)

It has not relied on any oral or written representation made by the Custodian or any person on its behalf and acknowledges that this Agreement, including the fee schedule, sets out to the fullest extent the duties of the Custodian.

3.

ESTABLISHMENT OF ACCOUNTS

(A)

Accounts.  The Client authorizes the Custodian to establish on its books, pursuant to the terms of this Agreement, (i) a custody account or accounts (the “Custody Account”) and (ii) a cash account or accounts (the “Cash Account”). The Custody Account will be a custody account for the receipt, safekeeping and maintenance of Securities, and the Cash Account will be a current account for cash.  The Custody Account and the Cash Account will be in the name of the Client or such other name as the Client may reasonably designate to the Custodian.

(B)

Acceptance of Property.  The Custodian will determine in its sole discretion whether to accept (i) for custody in the Custody Account, Securities of any kind and (ii) for deposit in the Cash Account, cash in any currency.

(C)

Performance Subject to Laws.  The Client understands and agrees that the Custodian’s performance of this Agreement is subject to the relevant local laws, regulations, decrees, orders, government acts, customs, procedures and practices to which the Custodian is subject and as exist in the country in which any Property is held including the opening of, the holding of all or any part of the Property in, and the delivery of any Property to or from the Custody Account or the Cash Account and the performance of any other activities contemplated in this Agreement by the Custodian (including acting on any Instructions).

(D)

Sole Obligations of Each Custodian. The Client understands and agrees that (i) the obligations and duties of each Custodian will be performed only by such Custodian and are not obligations or duties of any other Custodian or other member of the Citigroup Organization (including any branch or office of the Bank) and (ii) the rights of the Client with respect to a Custodian extend only to such Custodian and do not extend to any other Custodian or to any other member of the Citigroup Organization.

(E)

Use of Clearance Systems.  The Custodian may deposit the Property with any Clearance System deemed appropriate by the Custodian.  Deposited Property will be subject to the rules, terms and conditions of such Clearance System. The Property will be held as provided in this Agreement.

(F)

Further Information.  The Client agrees to execute further documents and provide materials and information as may be reasonably requested by the Custodian or the Bank to enable it to perform its duties and obligations under this Agreement.

4.

INSTRUCTIONS

(A)

Authority.  The Custodian is entitled to rely conclusively upon the authority of any Authorized Person to give Instructions until the Custodian has received notice acceptable to it of any change from the Client and has had a reasonable time to act (after which time it may rely on the change).

(B)

Communications.  The Custodian is authorized to rely conclusively upon any Instructions received by any means, provided that the Custodian and the Client have agreed upon the means of transmission and the method of identification for the Instructions. In furtherance of the foregoing:

(i)

Each of the Client and the Custodian will comply with certain agreed security procedures (the “Procedures”), designed to verify the origination of Instructions.

(ii)

The Custodian is not obligated to do anything other than what is contained in the Procedures to establish the authority or identity of the person sending an Instruction.  The Custodian is not responsible for errors or omissions made by the Client or resulting from fraud or the duplication of any Instruction by the Client, and the Custodian may act on any Instruction by reference to account number only, even if any account name is provided.  The Custodian may act on an Instruction if it reasonably believes it contains sufficient information.

(iii)

The Custodian may decide not to act on an Instruction where it reasonably doubts its contents, authorization, origination or compliance with the Procedures and will promptly notify the Client of its decision.

(iv)

If the Client informs the Custodian that it wishes to recall, cancel or amend an Instruction, the Custodian will use its reasonable efforts to comply.

(v)

If the Custodian acts on any Instruction sent by any means requiring manual intervention (such as telephone, telex, electronic mail or disks sent by messenger) then, if the Custodian complies with the Procedures, the Client will be responsible for any loss the Custodian may incur in connection with that Instruction.  The Client expressly acknowledges that the Client is aware that the use of manual forms of communication to convey Instructions increases the risk of error, security and privacy issues and fraudulent activities.

(vi)

Instructions are to be given in the English language.

(C)

Limitations.  Instructions will be governed by and carried out subject to the prevailing laws, rules, operating procedures and practice of any relevant stock exchange, Clearance System or market where or through which they are to be executed or carried out.  The Custodian is obligated to act upon Instructions only during banking hours (including applicable cut-off times) and on banking days when the applicable financial markets are open for business.

5.

PERFORMANCE BY THE CUSTODIAN

(A)

Custodial Duties Not Requiring Further Instructions.  Absent a contrary Instruction,

the Custodian shall carry out the following without further Instructions:

(i)

sign any affidavits, certificates of ownership and other certificates and documents relating to the Property which may be required to obtain any Property or by any tax or regulatory authority;

(ii)

collect, receive, and/or credit the Custody Account or Cash Account, as appropriate, with all income, payments and distributions in respect of the Property and any capital arising out of or in connection with the Property (including all Securities received by the Custodian as a result of a stock dividend, share sub-division or reorganization, capitalization of reserves or otherwise) and take any action necessary and proper in connection therewith;

(iii)

exchange interim or temporary receipts for definitive certificates, and old or overstamped certificates for new certificates;

(iv)

make any payment by debiting the Cash Account or any other designated account of the Client with the Custodian as required to effect any Instruction and to pay any fees, charges or amounts payable to the Custodian in accordance with Section 16 of this Agreement or other agreement by the Client; and

(v)

attend to all nondiscretionary details in connection with any matter provided in this Section 5(A) or any Instruction.

(B)

Custodial Duties Requiring Instructions.  The Custodian shall carry out the following actions only upon receipt of and in accordance with specific Instructions:

(i)

make payment for and/or receive any Property or deliver or dispose of any Property except as otherwise specifically provided in this Agreement;

(ii)

deal with rights, conversions, options, warrants and other similar interests or any other discretionary right in connection with the Property; and

(iii)

carry out any action affecting the Property or the Custody Account or Cash Account other than those specified in Section 5(A) above, but in each instance subject to the agreement of the Custodian.

6.

CUSTODY ACCOUNT PROCEDURES

(A)

Credits to the Custody Account.  The Custodian is not obligated to credit Securities to the Custody Account before receipt of such Securities by final and irrevocable settlement.  If the Custodian makes a credit before such receipt, the Custodian may reverse all or part of the credit (including any increase thereon), make an appropriate entry to the Custody Account and, if it reasonably so decides, require delivery of any Securities corresponding to any debit.

(B)

Debits to the Custody Account.  The Custodian is not obligated to deliver any Securities from the Custody Account that have not been credited as provided in Section 6(A) of this Agreement.  If the Custodian has received Instructions that would result in the delivery of Securities exceeding such credits, the Custodian may decide which deliveries it will make (in whole or in part and in the order it selects).

(C)

Holding Securities.  The Custodian shall hold Securities for the Custody Account as follows:

(i)

The Custodian shall identify the Securities on its books as belonging to the Client or as the Client shall reasonably direct.

(ii)

To the extent reasonably practicable, the Custodian shall hold each Security that is a certificated security segregated for the Client separate from any such Securities held for any other person including the Custodian’s own Securities.  Certificated Securities held by the Custodian may be registered in the name of the Client, the Custodian or the nominee of either of them. Notwithstanding the above, the Custodian is authorized to deposit any certificated Securities into any Clearance System, and such Securities may be registered in the name of the Clearance System or its nominee.

(iii)

Securities that are uncertificated Securities, including Securities deposited with any Clearance System, will be indirectly held by the Custodian through entries upon the books and records of the issuer, its designee or a Clearance System.  To the extent reasonably practicable, the Custodian shall hold the Securities together with Securities belonging to other customers in accounts on the books of the issuer, its designee or Clearance System in which the Custodian only holds Securities for the benefit of its customers, and the accounts shall be identified by such person as for the benefit of the Custodian’s customers.  Such accounts shall be subject only to the instructions of the Custodian.

(D)

Official Information.  The Custodian shall notify the Client of all official notices, circulars, reports and announcements received by the Custodian in such capacity concerning the Securities held on the Client’s behalf that require discretionary action.

(E)

Shareholder Voting.  The Custodian's only obligation in regard to any matter where the Client may exercise shareholder voting rights will be to seek specific Instructions from the Client as to whether to vote any Securities or to authorize the voting of any Securities or to give any consent to take any other action with respect thereto and to act in accordance with the Instructions to the extent reasonably possible, having regard to such matters as the time of receipt by the Custodian of the Instructions and consistency of the Instructions with the Client’s voting rights.

7.

CASH ACCOUNT PROCEDURES

(A)

Credits to the Cash Account.  The Custodian is not obligated to make a credit to the Cash Account before receipt by the Custodian of a corresponding and final payment in cleared funds.  If the Custodian makes a credit before such receipt, the Custodian may reverse all or part of the credit (including any increase thereon), make an appropriate entry to the Cash Account, and if it reasonably so decides, requires repayment of any amount corresponding to any debit.

(B) Debits to the Cash Account.  The Custodian may make any debit to the Cash Account as provided in this Agreement even if this results in (or increases) a debit balance.  The Custodian is not obligated to make any debit to the Cash Account which might result in or increase a debit balance.  If the total amount of debits to the Cash Account at any time would otherwise result in a debit balance or exceed the immediately available funds credited to the Cash Account, the Custodian may decide which debits it will make (in whole or in part and in the order it selects).

(C)

Payments.  The Custodian may at any time cancel any extension of credit.  The Client will transfer to the Custodian on closure of the Cash Account and otherwise on demand from the Custodian sufficient immediately available funds to cover any debit balance on the Cash Account or any other extension of credit and any interest, fees or other amounts owed.

(D)

Balances.  “Cash” means the collected balance from time to time in the Cash Account together with any subaccounts (including subdivisions maintained in different currencies) constitutes one single and indivisible current account.

(E)

Payment Only at the Custodian.  The Custodian has the sole obligation to pay cash credited to the Cash Account in the currency in which that amount is denominated, and the obligation is payable solely at such Custodian’s office as designated on the attached Exhibit A at which the Cash Account is maintained.  Performance of the obligation is subject to the laws of the country in which the Custodian is located and providing services under this Agreement (including any governmental acts, orders, decrees and regulations).

(F)  Cash Held as Banker. In holding cash in the Cash Account the Custodian is acting as banker, and the Custodian is not acting as trustee or in trust with respect to maintaining the deposit of cash or in connection with any cash transfer or transaction, including foreign exchange, effected pursuant to this Agreement.

8.

WITHDRAWAL AND DELIVERY

Subject to the terms of this Agreement, the Client may at any time demand withdrawal of all or any part of the Property.  Delivery of any Property will be made at the expense of the Client at such location as the parties hereto may agree; provided that, notwithstanding such demand, the Custodian may retain sufficient Property to close out or complete any transaction that the Custodian will be required to settle on the Client’s behalf after the date of any withdrawal.  Nothing in this Section 8 shall require the Custodian to deliver any Property subject to the lien provided in this Agreement until any obligations secured by such right have been satisfied in full.

9.

RECORDS AND ACCESS

(A)

Examination of Statements.  The Client shall examine each statement sent by the Custodian and notify the Custodian in writing within thirty (30) days of the date of any discrepancy between Instructions given and the situation shown in the statement and of any other errors known to the Client.  Except as provided in such notice, the Client agrees that each statement will be binding on the Client after the thirty (30) days, and the Client shall be deemed to have approved the statement.

(B)

Access to Records.  The Custodian shall allow the Client and its independent public accountants, agents or regulators reasonable access to the records of the Custodian relating to the Property as is required by the Client in connection with an examination of the books and records pertaining to the affairs of the Client and will seek to obtain such access from each Clearance System.  The Custodian has no obligation to require any Clearance System to maintain records for any specified period of time.

10.

USE OF AGENTS

(A)

Appointment.  The Custodian is authorized to use agents, including but not limited to members of the Citigroup Organization, as delegate to perform any of the functions under this Agreement.  Clearance Systems are not agents of the Custodian.

(B)

Responsibility For Agents.  The Custodian shall use reasonable care in selecting agents, shall be responsible only for negligence in the selection of agents, and shall otherwise have no responsibility or liability for the performance by the agents of any functions performed by them unless an agent is its nominee or a branch or subsidiary of the Custodian.

11.

CITIGROUP ORGANIZATION INVOLVEMENT

The Client agrees and understands that any member of the Citigroup Organization can engage as principal or otherwise in any transaction effected by the Client or by any person for its account and benefit, or by or on behalf of any counterparty or issuer.  When instructed to buy or sell any Security, effect any foreign exchange transaction or effect other transactions, the Custodian is entitled to effect any transaction by or with itself or any member of the Citigroup Organization and to pay or keep any fee, commissions or compensation as specified in the Client’s Instruction or, if no specification is provided, any charges, fees, commissions or similar payments generally in effect from time to time with regard to such or similar transactions.

12.

SCOPE OF RESPONSIBILITY

(A)

Standard of Care.  The Custodian shall exercise the due care of a professional custodian for hire within the country in which the Custodian performs its duties under this Agreement.

(B)

Limitations on Losses.  The Custodian will not be responsible for any loss or damage suffered by the Client as a result of any act or failure to act by the Custodian unless the loss or damage results from the Custodian’s breach of this Agreement because of its negligence, willful misconduct or fraud or the negligence, willful misconduct or fraud of its nominees or any branch or subsidiary; in which event the liability of the Custodian in connection with the loss or damage will not exceed (i) the lesser of replacement of any Property or the market value of the Property to which such loss or damage relates at the time the Client reasonably should have been aware of such breach plus (ii) compensatory interest up to that time at the rate applicable to the base currency of the Cash Account.  Under no circumstances will the Custodian be liable to the Client for indirect, incidental or consequential loss or damages, even if advised of the possibility of such damages.

(C)

Responsibility of the Bank for Losses.  The Bank will be responsible for any loss or, damage suffered by the Client as a result of any breach of this Agreement because of the negligence, willful misconduct or fraud of a Custodian that is a branch or consolidated subsidiary of the Bank or the negligence, willful misconduct or fraud of any nominee, branch or consolidated subsidiary of the Custodian; in which event the liability of the Bank in connection with the loss or damage will not exceed (i) the lesser of replacement of any Property or the market value of the Property to which such loss or damage relates at the time the Client reasonably should have been aware of such breach plus (ii) compensatory interest up to that time at the rate applicable to the base currency of the Cash Account.  Under no circumstances will the Bank be liable to the Client for indirect, incidental or consequential loss or damages, even if advised of the possibility of such loss or damages.

(D)

Limitations on the Custodian’s Responsibility.

(i)

General.  The Custodian is responsible for the performance of only those duties as are expressly set forth herein, including the performance of any Instruction given as provided in Section 4 of this Agreement and that is consistent with this Agreement.  The Custodian shall have no implied duties or obligations.

(ii)

Clearance Systems.  The Custodian has no liability for the acts, omissions, defaults or insolvency of any Clearance System not resulting from the negligence, willful misconduct or fraud of the Custodian.  Except as required by applicable law or regulation, the Custodian has no responsibility for the selection or monitoring of any Clearance System.

(iii)

No Liability for Third Parties.  The Custodian is not responsible for the acts, omissions, defaults or insolvency of any third party including, but not limited to, any broker, counterparty or issuer of Securities.

(iv) Prevention of Performance.  The Custodian will not be responsible for any failure to perform any of its obligations if such performance would result in it being in breach of any law, regulation or other requirement of any governmental or other authority in accordance with which it is required to act (including any rules or practice of any stock exchange, Clearance System, self-regulatory organization or market) or if its performance is prevented, hindered or delayed by a Force Majeure Event, in such case its obligations will be suspended so long as the Force Majeure Event continues.  “Force Majeure Event” means any event due to any cause beyond the reasonable control of the Custodian, such as restrictions on convertibility or transferability, requisitions, involuntary transfers, unavailability of communications system, sabotage, fire, flood, explosion, acts of God, civil commotion, strikes or industrial action of any kind, riots, insurrection, war or acts of government.

(v)

Client’s Reporting Obligations.  The Client shall be solely responsible for all filings, tax returns and reports on any transactions in respect of the Property or collections relating to the Property as may be required by any relevant authority, whether governmental or otherwise.

(vi)

Validity of Securities.  The Custodian shall exercise reasonable care in receiving Securities but does not warrant or guarantee the form, authenticity, value or validity of any Security received by the Custodian.  If the Custodian becomes aware of any defect in title or forgery of any Security, the Custodian shall promptly notify the Client.

(vii)

No Advice.  The Custodian is not acting under this Agreement as an investment manager, nor as an investment, legal or tax adviser to the Client, and the Custodian’s duty is solely to act as a Custodian in accordance with the terms of this Agreement.

(viii)

Forwarded Information.  The Custodian is not responsible for the form, accuracy or content of any notice, circular, report, announcement or other material not prepared by the Custodian and forwarded to the Client or for the accuracy or completeness of any translation or summary provided by the Custodian in regard to such communication.

(ix)

Payment and Delivery Instructions.  In some securities markets, securities deliveries and payments therefor may not be or are not customarily made simultaneously.  Accordingly, the Client agrees that, notwithstanding the Client’s Instruction to deliver Securities against payment or to pay for Securities against delivery, the Custodian may make or accept payment for or delivery of Securities at such time and in such form and manner as is in accordance with relevant local law and practice or with the customs prevailing in the relevant market among securities dealers.  The Client shall bear the risk and expense that (i) the recipient of Securities may fail to make payment, return such Securities or hold such Securities or the proceeds of their sale in trust for the Client and (ii) the recipient of payment for Securities may fail to deliver the Securities (such failure to include, without limitation, delivery of forged or stolen Securities) or to return such payment, in each case whether such failure is total or partial or merely a failure to perform on a timely basis.  The Custodian shall not be liable to the Client for any loss resulting from the foregoing.

(x)

Foreign Currency Risks.  The Client shall bear all risks and expenses associated with investing in Securities or holding cash denominated in a currency other than that of the Client’s home jurisdiction.  Neither the Custodian nor any member of the Citigroup Organization shall be obligated to substitute another currency for a currency whose transferability, convertibility or availability has been affected by any law, regulation, rule or procedure.

13.

SUBROGATION

To the extent permissible by law or regulation, the Client shall be subrogated to the rights of the Custodian with respect to any claim against a Clearance System or any other person for any loss, damage or claim suffered by the Client, and the Custodian hereby assigns all such rights to the Client, in each case to the extent, but only to the extent, that the Custodian fails to pursue any such claim or the Client is not in any respect made whole or otherwise wholly compensated in respect of such loss, damage or claim.  Nothing herein shall be interpreted as granting the Client any rights to bring any direct claim under any insurance policy issued in favor of the Custodian, or as limiting the rights of the Custodian (prior to the Client’s exercise of its rights of subrogation herein) to bring any claim against any such entity for any claim, loss or damage suffered by the Custodian or any of its customers for any action of a Clearance System or any other person. Notwithstanding any other provision hereof, in no event is the Custodian obligated to bring suit in its own name or be obligated to allow suit to be brought in its name except where required by applicable law for the Client to maintain a claim subject to this Section 13.

14.

INDEMNITY

(A)

Indemnity to the Custodian.  The Client agrees to indemnify the Custodian and to defend and hold the Custodian harmless from all losses, costs, damages and expenses (including reasonable legal fees) and liabilities for any claims, demands or actions (each referred to as a “Loss”), incurred by the Custodian in rendering services as provided in this Agreement or in connection with breach of this Agreement by the Client, except any Loss that results from the Custodian’s failure to exercise the standard of care required by Section 12(A) hereof. In no event will the Custodian be indemnified for Loss resulting from the Custodian’s negligence, willful misconduct or fraud.

(B)

Clients’ Direct Liability.  The disclosure by the Client to the Custodian that the Client has entered into this Agreement as the agent or representative of another person shall not relieve the Client of any of its obligations under this Agreement.

15.

LIEN AND SET OFF

(A)

Lien.  In addition to any other remedies available to the Custodian under applicable law, the Custodian shall have, and the Client hereby grants, a continuing general lien on all Property until the satisfaction of all liabilities arising under this Agreement (whether actual or contingent) of the Client to the Custodian including any fees and expenses or credit exposures incurred in the performance of services under this Agreement.

(B)

Set Off.  To the extent permitted by applicable law and in addition to any other remedies available to the Custodian under applicable law, the Custodian may, without prior notice to the Client, set off any payment obligation owed to it by the Client against any payment obligation (whether or not matured) owed by it to the Client regardless of the place of payment or currency of either obligation (and for such purpose may make any currency conversion necessary). If any obligation is unliquidated or unascertained, the Custodian may set off an amount estimated by it in good faith to be the amount of that obligation.

16.

FEES AND EXPENSES

The Client agrees to pay all fees, charges and obligations incurred from time to time for any services pursuant to this Agreement as determined in accordance with the terms of the fee schedule specified from time to time by the Custodian upon prior written notice to the Client, together with any other amounts payable to the Custodian under this Agreement.

17.

TAX STATUS/WITHHOLDING TAXES

(A)

Information.  The Client will provide the Custodian with information as to the Client’s tax status and/or the underlying beneficial owner’s tax status or residence as reasonably requested by the Custodian from time to time.  The Client may be required from time to time to file such proof of taxpayer status or residence, to execute such certificates and to make such representations and warranties, or to provide any other information or documents in respect of the Property, as the Custodian deems necessary or proper to fulfill the obligations of the Custodian under applicable law.  The Client shall provide the Custodian, in a timely manner, with copies, or originals if necessary and appropriate, of any such proofs of residence, taxpayer status or identity, beneficial ownership of any Property, and any other information or documents which the Custodian may reasonably request.

(B)

Payments.  If any Taxes become payable with respect to any payment to be made to the Client, the Custodian may withhold the Taxes from such payment.  The Custodian may withhold any interest, any dividends or other distributions or securities received in respect of securities or proceeds from the sale or distribution of securities (“Payments”), or may sell for the account of the Client any part or all of the Securities, and may apply such Payment and/or other cash from the Cash Account in satisfaction of such taxes.  The Client shall remain liable for any deficiency.  If any Taxes shall become payable with respect to any payment made to the Client by the Custodian or its agents in a prior year, the Custodian and its agents may withhold Payments and/or other cash from the Cash Account in satisfaction of such prior year’s Taxes.

(C)

Tax Relief.  In the event the Client requests that the Custodian provide tax relief services and the Custodian agrees to provide such services, the Custodian shall apply for appropriate tax relief (either by way of reduced tax rates at the time of an income payment or retrospective tax reclaims in certain markets as agreed from time to time); provided that the Client provides to the Custodian such documentation and information as is necessary to secure such tax relief.  In no event shall the Custodian be responsible for the difference between the statutory rate of withholding and the treaty rate of withholding if the Custodian is unable to secure tax relief.

18.

INFORMATION

The Custodian will treat information related to the Client as confidential but, unless prohibited by law, the Client authorizes the transfer or disclosure of any information relating to the Client to and between the branches, subsidiaries, representative offices, affiliates and agents of the Custodian and third parties selected by any of them, wherever situated, for confidential use in connection with the provision of services to the Client (including for data processing, statistical and risk analysis purposes), and further acknowledges that any such branch, subsidiary, representative office, affiliate, agent or third party may transfer or disclose any such information as required by any law, court, regulator or legal process.

The Client will treat the terms of this Agreement, including any fee schedule, as confidential.

19.

ADVERTISING

Neither the Client nor the Custodian (including the Bank) shall display the name, trade mark or service mark of the other without the prior written approval of the other, nor will the Client display that of Citigroup or any subsidiary of Citigroup (including the Bank) without prior written approval from Citigroup or the subsidiary concerned.  The Client shall not advertise or promote any service provided by the Custodian without the Custodian’s prior written consent.

20.

TERMINATION

(A)

Effect.  Any party may terminate this Agreement in whole or as between itself and the other parties hereto by giving not less than sixty (60) days prior written notice to such other parties.

(B)

Delivery of Property.  The Custodian shall deliver the Property to the Client at its address specified for notices unless within sixty (60) days following the termination notice referred to above the Client gives the Custodian Instructions specifying the person (including appropriate delivery address) to whom such Custodian shall deliver the Property.

(C)

Surviving Terms.  The rights and obligations contained in Sections 12, 14, 15, 16, 17, 18 and 21 of this Agreement shall survive the termination of this Agreement.

21.

GOVERNING LAW AND JURISDICTION

(A)

Governing Law.  As between each Custodian and the Client, this Agreement shall be governed by and construed in accordance with the internal laws (and not the laws of conflicts) of the country in which such Custodian is located and performs its obligations hereunder.  With respect to the obligations of the Bank under Section 2(A) and Section 12(C), such obligations shall be governed by the internal laws (and not the laws of conflicts) of the State of New York.

(B)

Jurisdiction.  The courts of the country in which the Custodian is located and performs its obligations hereunder (including any appropriate sub-jurisdiction) and, except as prohibited by law, the state and federal courts located in the City of New York shall have non-exclusive jurisdiction to hear any disputes arising out of or in connection with this Agreement, and the Client irrevocably submits to the jurisdiction of such courts.

(C)

Venue.  Each party hereto waives any objection it may have at any time to the laying of venue of any actions or proceedings brought in any court specified in Section 21(B) hereof, waives any claim that such actions or proceedings have been brought in an inconvenient forum and further waives the right to object that such court does not have jurisdiction over such party.

(D)

Sovereign Immunity.  The Client irrevocably waives, with respect to itself and its revenues and assets, all immunity on the grounds of sovereignty or similar grounds in respect of its obligations under this Agreement.

22.

MISCELLANEOUS

(A)

Amendments.  Except as specified in this Agreement, this Agreement may only be modified by written agreement of the Client, the Custodian and the Bank.

(B)

Severability.  If any provision of this Agreement is or becomes illegal, invalid or unenforceable under any applicable law, the remaining provisions shall remain in full force and effect (as shall that provision under any other law).

(C)

Cumulative Rights.  No failure or delay of the Client, the Custodian or the Bank in exercising any right or remedy under this Agreement shall constitute a waiver of that right.  Any waiver of any right will be limited to the specific instance.

(D)

Recordings.  The Client, the Custodian and the Bank consent to telephonic or electronic recordings for security and quality of service purposes and agree that either may produce telephonic or electronic recordings or computer records as evidence in any proceedings brought in connection with this Agreement.

(E)

Notices. Written notice shall be effective if delivered to the Client’s principal business address specified in writing to the Custodian or to the Custodian’s address specified in writing to the Client (or any other address it may provide by written notice for this purpose).  Any method used to communicate Instructions may be used to give any notice.  Notices shall be in English unless otherwise agreed.

(F)

Assignment.  No party may assign or transfer any of its rights or obligations under this Agreement without the others’ prior written consent, which consent will not be unreasonably withheld or delayed; provided that the Custodian may make such assignment or transfer to a branch, subsidiary or affiliate if it does not materially affect the provision of services to the Client.

(G)

Headings.  Titles to Sections of this Agreement are included for convenience of reference only and shall be disregarded in construing the language contained in this Agreement.

(H)

 Counterparts.  This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized.

CITIBANK, N.A.,

signing on behalf of each Custodian

and as principal with respect to Section 2(A) and Section 12(C)

By:

Name:

Title:

Client

By:

Name: Peter R Kohli

Title:

President